Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Pennsylvania Dividend Advantage Municipal Fund
333-53298
811-09457

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment
Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.


To approve a new investment management agreement
 Common and MuniPreferred shares voting together as a class
  MuniPreferred shares voting together as a class
   For
             1,867,738
                          -
   Against
                101,153
                          -
   Abstain
                  39,483
                          -
   Broker Non-Votes
                545,734
                          -
      Total
             2,554,108
                          -
To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the current fiscal year


   For
             2,448,722
                          -
   Against
                  34,264
                          -
   Abstain
                  71,122
                          -
      Total
             2,554,108
                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-012818.